Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Fiscal 2020 Fourth Quarter GAAP EPS# and Adjusted EPS* of $2.19
Resilient Business Model, Financial Strength, and Continued Successful Execution of Growth Strategy Amid COVID-19

Fiscal 2020 (comparisons versus prior year):
•GAAP EPS of $8.55, up eight percent, including an estimated $0.60-$0.65 negative impact from COVID-19; GAAP net income of $1,931 million, up seven percent; and GAAP net income margin of 21.8 percent, up 150 basis points
•Adjusted EPS* of $8.38, up two percent, including an estimated $0.60-$0.65 negative impact from COVID-19; adjusted EBITDA margin* of 40.9 percent, up 200 basis points
Q4 FY20 (comparisons versus prior year):
•GAAP EPS of $2.19, down four percent, including an estimated $0.15-$0.20 negative impact from COVID-19; GAAP net income of $495 million, down five percent; and GAAP net income margin of 21.3 percent, down 140 basis points
•Adjusted EPS* of $2.19, down four percent, including an estimated $0.15-$0.20 negative impact from COVID-19; adjusted EBITDA margin* of 40.4 percent, down 150 basis points

Fiscal 2020 Highlights
•Demonstrated strength, character and compassion during COVID-19: supported the talented, dedicated Air Products workforce; kept global plants running and supplied critical products; won significant new growth projects worldwide; supported local communities
•Announced $7 billion NEOM project, which will enable Air Products to supply carbon-free hydrogen to power buses and trucks around the world by 2025 and eliminate three million tons per year ("TPY") of carbon dioxide ("CO₂") emissions and eliminate smog-forming emissions and other pollutants from the equivalent of over 700,000 cars

•Signed long-term on-site contract for world-scale coal-to-methanol production facility in Indonesia, supporting energy independence and enabling the production of nearly two million TPY of methanol

•Announced additional large-scale projects and acquisitions: largest-ever U.S. investment in Gulf Coast Ammonia project (Texas City, Texas); completed acquisition of five operating U.S. hydrogen plants from and supplied hydrogen to PBF Energy (California and Delaware); brought steam methane reformer and cold box onstream (Geismar, Louisiana) supplying products to the Gulf Coast pipeline network; began construction of three nitrogen plants to condition imported natural gas for Gasunie national energy project (Groningen, Netherlands); won on-site supply contracts with next-generation electronics manufacturers in China and Malaysia

•Selected to supply world-leading LNG process technology and equipment for Mozambique’s first onshore LNG project; Qatargas’ massive LNG production expansion project in Ras Laffan, State of Qatar; and Sonatrach’s GL1Z LNG facility in Arzew, Algeria

•Executed successful debt offering of about US$5 billion (US$3.8 billion and €1.0 billion), supporting significant opportunities to invest in high-return industrial gas projects

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•Raised dividend more than 15 percent to $1.34 per share per quarter, the largest per share dividend increase in the company's history

•Set new sustainability goals aligned with Air Products' business strategy and higher purpose to reduce CO2 emissions intensity (kg CO2/MM BTU) by one-third by the year 2030 from a 2015 baseline; achieve at least 28 percent female representation in the professional and managerial population globally, and at least 20 percent minority representation in that same population in the United States by 2025 from a 2020 baseline

#Earnings per share is calculated and presented on a diluted basis from continuing operations and attributable to Air Products.
*Certain results in this release, including in the highlights above, include references to non-GAAP financial measures on a consolidated, continuing operations basis and a segment basis. Additional information regarding these measures and a reconciliation of GAAP to non-GAAP historical results can be found below.

LEHIGH VALLEY, Pa. (November 11, 2020) - Air Products (NYSE:APD) today reported fiscal year 2020 results, including GAAP EPS from continuing operations of $8.55, up eight percent over the prior year, as higher pricing helped to overcome an estimated $0.60-$0.65 per share negative impact from COVID-19. GAAP net income of $1,931 million was up seven percent on higher pricing. GAAP net income margin of 21.8 percent was up 150 basis points.
For the year, on a non-GAAP basis, adjusted EPS from continuing operations of $8.38 increased two percent over the prior year, as higher pricing helped to overcome an estimated $0.60-$0.65 per share negative impact from COVID-19. Adjusted EBITDA of $3.6 billion was up four percent on higher pricing, and adjusted EBITDA margin of 40.9 percent was up 200 basis points.

Full-year sales of $8.9 billion decreased one percent from the prior year, as three percent higher pricing and two percent higher volumes were more than offset by four percent unfavorable energy pass-through, one percent unfavorable currency and one percent from a contract modification to a tolling agreement in India. The volume growth was primarily driven by acquisitions and higher sale-of-equipment activities, which more than offset the negative impact from COVID-19.

Fiscal Fourth Quarter Results (Q4FY20)

For its fiscal fourth quarter ended September 30, 2020, Air Products reported GAAP EPS from continuing operations of $2.19, down four percent; GAAP net income of $495 million, down five percent, primarily driven by lower volumes; and GAAP net income margin of 21.3 percent, down 140 basis points, each versus prior year.

For the fiscal fourth quarter, on a non-GAAP basis, adjusted EPS from continuing operations of $2.19 was down four percent; adjusted EBITDA of $938 million was down two percent, primarily driven by lower volumes; and adjusted EBITDA margin of 40.4 percent was down 150 basis points, each versus prior year.

Fourth quarter sales of $2.3 billion increased two percent, as two percent higher pricing and one percent favorable currency more than offset one percent lower energy pass-through.

Commenting on the results, Air Products' Chairman, President and Chief Executive Officer Seifi Ghasemi said, "Despite the challenging COVID-19 environment, the Air Products team around the world demonstrated its commitment by keeping our plants running, supplying customers with essential products, and improving our profitability. Meanwhile, our existing on-site business—which represents more than half of our sales—continued to deliver stable cash flow. I would like to thank all of our more than 19,000 employees for their unwavering commitment to keep Air Products operating successfully during these difficult times, which we expect to continue during 2021. We were proud to announce landmark gasification and hydrogen for mobility megaprojects to meet the world’s increasing energy needs and move us all towards a better future. With our continued focus on creating shareholder value, we also increased our dividend for the 38th consecutive year, representing the largest per-share dividend increase in Air Products’ 80-year history.”

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Fiscal Fourth Quarter Results by Business Segment
•Industrial Gases - Americas sales of $912 million decreased three percent from the prior year. Three percent lower volumes, primarily due to lower merchant demand impacts from COVID-19, one percent unfavorable currency and one percent lower energy pass-through were partially offset by two percent higher pricing. Operating income of $239 million decreased eight percent, as higher pricing was more than offset by lower volumes and higher planned maintenance. Operating margin of 26.2 percent decreased 160 basis points. Adjusted EBITDA of $411 million was flat, as higher pricing and a hydrogen acquisition were offset by lower volumes and higher planned maintenance activities. Adjusted EBITDA margin of 45.0 percent increased 110 basis points.
Sequentially, sales increased seven percent on four percent higher volumes, two percent favorable energy pass-through and one percent higher pricing.

•Industrial Gases - EMEA sales of $505 million increased three percent over the prior year. Volumes were flat despite lower merchant demand from COVID-19. Two percent higher pricing and four percent favorable currency more than offset three percent lower energy pass-through. Operating income of $123 million increased two percent, primarily due to higher pricing and favorable currency but partially offset by lower volumes and increased costs, and operating margin of 24.4 percent decreased 30 basis points. Adjusted EBITDA of $200 million increased four percent, primarily due to higher pricing and favorable currency, partially offset by lower volumes and increased costs. Adjusted EBITDA margin of 39.6 percent increased 10 basis points.

Sequentially, sales increased 18 percent on 11 percent higher volumes, driven by COVID-19-related recovery in the merchant business and acquisitions, six percent favorable currency, and one percent higher energy pass-through.

•Industrial Gases - Asia sales of $714 million decreased two percent from the prior year. Volumes decreased five percent, primarily due to continuing adverse effects of COVID-19, the impact of a customer outage, and the end of a short-term contract that contributed to the prior year. Pricing increased two percent, with higher pricing across most major product lines. Operating income of $211 million decreased nine percent, primarily due to the lower volume, and operating margin of 29.5 percent decreased 210 basis points. Adjusted EBITDA of $330 million decreased seven percent, primarily due to lower volume, and adjusted EBITDA margin of 46.3 percent decreased 200 basis points.

Sequentially, sales increased nine percent on seven percent higher volumes from new plants and base business         recovery, and two percent favorable currency.

Ghasemi added, “Despite significant uncertainty in the global economy and ongoing challenges from COVID-19, we continue to deliver value through our stable business model, financial position, exciting growth opportunities, and the unwavering commitment and discipline of our people. Around the world, the energy transition is a focus for economic recovery, and our expertise, technology and people put Air Products at the heart of providing sustainable energy and environmental solutions. As we put our higher purpose into action, including our focus on sustainability and diversity, we continue to stand together and work together to make a difference.”

New Accounting Guidance
Effective October 1, 2019, Air Products adopted accounting standards pertaining to leases and hedging activities. In accordance with the new lease guidance, we recorded lease liabilities and right-of-use assets on our consolidated balance sheets for operating leases where we are the lessee. In adopting the new hedging guidance, we presented the impacts of excluded components from our cash flow hedges on intercompany loans in other non-operating income (expense), net. In the prior year, these impacts were included in interest expense. The adoption of these accounting standards did not have a significant impact on the Company’s net income in fiscal 2020 or the fourth quarter of fiscal 2020.
Earnings Teleconference
Access the Q4 earnings teleconference scheduled for 10:00 a.m. Eastern Time on November 11, 2020 by calling 323-794-2093 and entering passcode 5106187 or access the Event Details page on Air Products’ Investor Relations website.
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About Air Products
Air Products (NYSE:APD) is a world-leading industrial gases company in operation for 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world's largest industrial gas projects, including: gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale carbon-free hydrogen projects supporting global transportation and the energy transition.

The Company had fiscal 2020 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $65 billion, making it the largest American chemical company by market capitalization. More than 19,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: the duration and impacts of the novel coronavirus (“COVID-19”) global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers, economic conditions and markets generally; changes in global or regional economic conditions, supply and demand dynamics in market segments we serve, or in the financial markets that may affect the availability and terms on which we may obtain financing; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, contract terminations or customer cancellations or postponement of projects and sales; future financial and operating performance of major customers and joint venture partners; our ability to develop, implement, and operate new technologies; our ability to execute the projects in our backlog; our ability to develop and operate large scale and technically complex projects, including gasification projects; tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate; the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including legislation or regulations related to global climate change; changes in tax rates and other changes in tax law; the timing, impact and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems; catastrophic events, such as natural disasters, public health crises, acts of war, or terrorism; the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we own or operate for third parties; availability and cost of raw materials; the success of productivity and operational improvement programs; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2019 and Quarterly Report on Form 10-Q for the period ended June 30, 2020. Except as required by law, the Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.
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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	30 September		30 September
(Millions of dollars, except for share and per share data)	2020	2019	2020	2019
Sales	$2,320.1	$2,283.2	$8,856.3	$8,918.9
Cost of sales	1,566.5	1,490.8	5,858.1	5,975.5
Facility closure	—	—	—	29.0
Selling and administrative	195.6	181.9	775.9	750.0
Research and development	27.1	22.9	83.9	72.9
Cost reduction actions	—	—	—	25.5
Gain on exchange of equity affiliate investments	—	—	—	29.1
Company headquarters relocation income (expense)	—	—	33.8	—
Other income (expense), net	29.3	15.6	65.4	49.3
Operating Income	560.2	603.2	2,237.6	2,144.4
Equity affiliates' income	67.2	59.9	264.8	215.4
Interest expense	39.2	30.1	109.3	137.0
Other non-operating income (expense), net	6.4	16.9	30.7	66.7
Income From Continuing Operations Before Taxes	594.6	649.9	2,423.8	2,289.5
Income tax provision	99.9	131.2	478.4	480.1
Income From Continuing Operations	494.7	518.7	1,945.4	1,809.4
Loss from discontinued operations, net of tax	—	—	(14.3)	—
Net Income	494.7	518.7	1,931.1	1,809.4
Net income attributable to noncontrolling interests of continuing operations	7.9	15.5	44.4	49.4
Net Income Attributable to Air Products	$486.8	$503.2	$1,886.7	$1,760.0

Net Income Attributable to Air Products
Net income from continuing operations	$486.8	$503.2	$1,901.0	$1,760.0
Net loss from discontinued operations	—	—	(14.3)	—
Net Income Attributable to Air Products	$486.8	$503.2	$1,886.7	$1,760.0

Per Share Data*
Basic EPS from continuing operations	$2.20	$2.28	$8.59	$7.99
Basic EPS from discontinued operations	—	—	(0.06)	—
Basic EPS Attributable to Air Products	$2.20	$2.28	$8.53	$7.99
Diluted EPS from continuing operations	$2.19	$2.27	$8.55	$7.94
Diluted EPS from discontinued operations	—	—	(0.06)	—
Diluted EPS Attributable to Air Products	$2.19	$2.27	$8.49	$7.94

Weighted Average Common Shares (in millions)
Basic	221.3	220.7	221.2	220.3
Diluted	222.6	222.1	222.3	221.6
*Earnings per share ("EPS") is calculated independently for each component and may not sum to total EPS due to rounding.
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 September	30 September
(Millions of dollars)	2020	2019
Assets
Current Assets
Cash and cash items	$5,253.0	$2,248.7
Short-term investments	1,104.9	166.0
Trade receivables, net	1,274.8	1,260.2
Inventories	404.8	388.3
Prepaid expenses	164.5	77.4
Other receivables and current assets	482.9	477.7
Total Current Assets	8,684.9	4,618.3
Investment in net assets of and advances to equity affiliates	1,432.2	1,276.2
Plant and equipment, at cost	25,176.2	22,333.7
Less: accumulated depreciation	13,211.5	11,996.1
Plant and equipment, net	11,964.7	10,337.6
Goodwill, net	891.5	797.1
Intangible assets, net	435.8	419.5
Noncurrent lease receivables	816.3	890.0
Other noncurrent assets	943.1	604.1
Total Noncurrent Assets	16,483.6	14,324.5
Total Assets	$25,168.5	$18,942.8
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,833.2	$1,635.7
Accrued income taxes	105.8	86.6
Short-term borrowings	7.7	58.2
Current portion of long-term debt	470.0	40.4
Total Current Liabilities	2,416.7	1,820.9
Long-term debt	7,132.9	2,907.3
Long-term debt – related party	297.2	320.1
Other noncurrent liabilities	1,916.0	1,712.4
Deferred income taxes	962.6	793.8
Total Noncurrent Liabilities	10,308.7	5,733.6
Total Liabilities	12,725.4	7,554.5
Air Products Shareholders’ Equity	12,079.8	11,053.6
Noncontrolling Interests	363.3	334.7
Total Equity	12,443.1	11,388.3
Total Liabilities and Equity	$25,168.5	$18,942.8
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	30 September
(Millions of dollars)	2020	2019
Operating Activities
Net income	$1,931.1	$1,809.4
Less: Net income attributable to noncontrolling interests of continuing operations	44.4	49.4
Net income attributable to Air Products	1,886.7	1,760.0
Loss from discontinued operations	14.3	—
Income from continuing operations attributable to Air Products	1,901.0	1,760.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	1,185.0	1,082.8
Deferred income taxes	165.0	57.6
Tax reform repatriation	—	49.4
Facility closure	—	29.0
Undistributed (earnings) losses of unconsolidated affiliates	(161.9)	(75.8)
Gain on sale of assets and investments	(45.8)	(24.2)
Share-based compensation	53.5	41.2
Noncurrent lease receivables	91.6	94.6
Other adjustments	116.4	(19.4)
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	43.2	(69.0)
Inventories	(5.2)	(3.0)
Other receivables	84.4	79.8
Payables and accrued liabilities	(31.9)	(41.8)
Other working capital	(130.6)	8.7
Cash Provided by Operating Activities	3,264.7	2,969.9
Investing Activities
Additions to plant and equipment, including long-term deposits	(2,509.0)	(1,989.7)
Acquisitions, less cash acquired	(183.3)	(123.2)
Investment in and advances to unconsolidated affiliates	(24.4)	(15.7)
Proceeds from sale of assets and investments	80.3	11.1
Purchases of investments	(2,865.5)	(172.1)
Proceeds from investments	1,938.0	190.5
Other investing activities	3.9	(14.3)
Cash Used for Investing Activities	(3,560.0)	(2,113.4)
Financing Activities
Long-term debt proceeds	4,895.8	—
Payments on long-term debt	(406.6)	(428.6)
Net decrease in commercial paper and short-term borrowings	(54.9)	3.9
Dividends paid to shareholders	(1,103.6)	(994.0)
Proceeds from stock option exercises	34.1	68.1
Other financing activities	(80.1)	(19.9)
Cash Provided by (Used for) Financing Activities	3,284.7	(1,370.5)
Effect of Exchange Rate Changes on Cash	14.9	(28.6)
Increase (Decrease) in Cash and Cash Items	3,004.3	(542.6)
Cash and Cash items - Beginning of Year	2,248.7	2,791.3
Cash and Cash items - End of Period	$5,253.0	$2,248.7
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds)	$379.9	$323.6
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Three Months Ended 30 September 2020
Sales	$912.2	$505.2	$713.7	$115.4	$73.6	$2,320.1
Operating income (loss)	238.9	123.1	210.8	(10.4)	(2.2)	560.2
Depreciation and amortization	149.4	52.6	100.8	2.5	5.2	310.5
Equity affiliates' income	22.2	24.6	18.6	1.8	—	67.2
Three Months Ended 30 September 2019
Sales	$937.3	$489.3	$732.0	$81.1	$43.5	$2,283.2
Operating income (loss)	260.7	120.9	231.3	6.2	(15.9)	603.2
Depreciation and amortization	128.4	49.1	108.8	2.3	5.0	293.6
Equity affiliates' income	22.7	23.2	13.5	0.5	—	59.9

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Twelve Months Ended 30 September 2020
Sales	$3,630.7	$1,926.3	$2,716.5	$364.9	$217.9	$8,856.3
Operating income (loss)	1,012.4	473.3	870.3	(40.0)	(112.2)	2,203.8	(A)
Depreciation and amortization	559.5	195.9	399.4	9.6	20.6	1,185.0
Equity affiliates' income	84.3	74.8	61.0	10.9	—	231.0	(A)
Twelve Months Ended 30 September 2019
Sales	$3,873.5	$2,002.5	$2,663.6	$261.0	$118.3	$8,918.9
Operating income (loss)	997.7	472.4	864.2	(11.7)	(152.8)	2,169.8	(A)
Depreciation and amortization	505.2	189.5	361.5	8.6	18.0	1,082.8
Equity affiliates' income	84.8	69.0	58.4	3.2	—	215.4	(A)

Total Assets
30 September 2020	$6,610.1	$3,917.0	$6,842.9	$397.8	$7,400.7	$25,168.5
30 September 2019	5,832.2	3,250.8	6,240.6	325.7	3,293.5	18,942.8
(A)Refer to the Reconciliations to Consolidated Results section below.
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Reconciliations to Consolidated Results
The table below reconciles full year total operating income disclosed in the table above to consolidated operating income as reflected on our consolidated income statements:

	Twelve Months Ended
	30 September
Operating Income	2020	2019
Total	$2,203.8	$2,169.8
Facility closure	—	(29.0)
Cost reduction actions	—	(25.5)
Gain on exchange of equity affiliate investments	—	29.1
Company headquarters relocation income (expense)	33.8	—
Consolidated Operating Income	$2,237.6	$2,144.4
The table below reconciles full year total equity affiliates' income disclosed in the table above to consolidated equity affiliates' income as reflected on our consolidated income statements:

	Twelve Months Ended
	30 September
Equity Affiliates' Income	2020	2019
Total	$231.0	$215.4
India Finance Act 2020	33.8	—
Consolidated Equity Affiliates' Income	$264.8	$215.4

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
We present certain financial measures, other than in accordance with U.S. generally accepted accounting principles ("GAAP"), on an "adjusted" or "non-GAAP" basis. On a consolidated basis, these measures include adjusted diluted earnings per share ("EPS"), adjusted EBITDA, adjusted EBITDA margin, and adjusted effective tax rate. On a segment basis, these measures include adjusted EBITDA and adjusted EBITDA margin. In addition to these measures, we also include certain supplemental non-GAAP financial measures that are presented below to help the reader understand the impact that our non-GAAP adjustments have on the calculation of our adjusted diluted EPS. For each non-GAAP financial measure, we present below a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP.
Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. We believe these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of our business because such measures, when viewed together with financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude certain disclosed items, or “non-GAAP adjustments,” that we believe are not representative of underlying business performance. For example, we previously excluded certain expenses associated with cost reduction actions, impairment charges, and gains on disclosed transactions. The reader should be aware that we may recognize similar losses or gains in the future. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.
The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax impact of our non-GAAP adjustments. These tax impacts are primarily driven by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.
NON-GAAP ADJUSTMENTS
There were no non-GAAP adjustments in the fourth quarters of fiscal years 2020 and 2019. The non-GAAP adjustments for the fiscal year ended 30 September 2020 are detailed below. For information related to non-GAAP adjustments for the fiscal year ended 30 September 2019, refer to Exhibit 99.1 to the Company's Current Report on Form 8-K dated 7 November 2019.
Company Headquarters Relocation Income (Expense)
During the second quarter of fiscal year 2020, we sold property at our current corporate headquarters located in Trexlertown, Pennsylvania, for net proceeds of $44.1. The sale was completed in anticipation of relocating our U.S. headquarters and resulted in a gain of $33.8 ($25.6 after-tax, or $0.12 per share). This gain is reflected on our consolidated income statements as "Company headquarters relocation income (expense)" for the twelve months ended 30 September 2020 and has been excluded from the results of the Corporate and other segment.
India Finance Act 2020
On 27 March 2020, the Indian government passed Finance Act 2020 (the "India Finance Act"), which amended rules regarding the taxation of dividends declared and distributed by Indian companies. Under the India Finance Act, future dividends declared or distributed by an Indian company are no longer subject to dividend distribution tax. Instead, the non-resident recipient will be subject to a withholding tax.
As a result of the India Finance Act, we recorded a net benefit of $13.5 ($0.06 per share) related to our equity affiliate investment in INOX Air Products Private Limited ("INOX") during the second quarter of fiscal year 2020. This included a benefit of $33.8 for our share of accumulated dividend distribution taxes released with respect to INOX. This benefit is reflected within "Equity affiliates' income" on our consolidated income statements and has been excluded from the results of our Industrial Gases – Asia segment. In addition, our income tax provision reflects an expense of $20.3 for estimated withholding taxes that we may incur on future dividends.
Discontinued Operations
During the second quarter of fiscal year 2020, we completed an updated review of the environmental remediation status at the Pace facility. This review resulted in recognition of an expense of $19.0 ($14.3 after-tax, or $0.06 per share) as a component of loss from discontinued operations.
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ADJUSTED DILUTED EPS
The table below provides a reconciliation to the most directly comparable GAAP measure for each of the major components used to calculate adjusted diluted EPS from continuing operations, which we view as a key performance metric. We believe it is important for the reader to understand the per share impact of our non-GAAP adjustments as management does not consider these impacts when evaluating underlying business performance. The per share impact for each non-GAAP adjustment was calculated independently and may not sum to total adjusted diluted EPS due to rounding.

Q4 2020 vs. Q4 2019	Operating Income	Equity Affiliates' Income	Income Tax Provision	Net Income Attributable to Air Products	Diluted EPS
2020 GAAP	$560.2	$67.2	$99.9	$486.8	$2.19
No non-GAAP adjustments					—
2020 Non-GAAP Measure ("Adjusted")	$560.2	$67.2	$99.9	$486.8	$2.19

2019 GAAP	$603.2	$59.9	$131.2	$503.2	$2.27
No non-GAAP adjustments					—
2019 Non-GAAP Measure ("Adjusted")	$603.2	$59.9	$131.2	$503.2	$2.27
Change GAAP and Non-GAAP Measure ("Adjusted")				($16.4)	($0.08)
% Change GAAP and Non-GAAP Measure ("Adjusted")				(3)%	(4)%

FY20 vs. FY19	Operating Income	Equity Affiliates' Income	Income Tax Provision	Net Income Attributable to Air Products	Diluted EPS
2020 GAAP	$2,237.6	$264.8	$478.4	$1,901.0	$8.55
2019 GAAP	2,144.4	215.4	480.1	1,760.0	7.94
Change GAAP				$141.0	$0.61
% Change GAAP				8%	8%
2020 GAAP	$2,237.6	$264.8	$478.4	$1,901.0	$8.55
Company headquarters relocation (income) expense	(33.8)	—	(8.2)	(25.6)	(0.12)
India Finance Act 2020	—	(33.8)	(20.3)	(13.5)	(0.06)
2020 Non-GAAP Measure ("Adjusted")	$2,203.8	$231.0	$449.9	$1,861.9	$8.38
2019 GAAP	$2,144.4	$215.4	$480.1	$1,760.0	$7.94
Facility closure	29.0	—	6.9	22.1	0.10
Cost reduction actions	25.5	—	6.7	18.8	0.08
Gain on exchange of equity affiliate investments	(29.1)	—	—	(29.1)	(0.13)
Pension settlement loss(A)	—	—	1.2	3.8	0.02
Tax reform repatriation	—	—	12.4	(12.4)	(0.06)
Tax reform adjustment related to deemed foreign dividends	—	—	(56.2)	56.2	0.26
2019 Non-GAAP Measure ("Adjusted")	$2,169.8	$215.4	$451.1	$1,819.4	$8.21
Change Non-GAAP Measure ("Adjusted")				$42.5	$0.17
% Change Non-GAAP Measure ("Adjusted")				2%	2%
(A)Before-tax impact of $5.0 is reflected on the consolidated income statements within “Other non-operating income (expense), net.”
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ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
We define adjusted EBITDA as net income less income (loss) from discontinued operations, net of tax, and excluding non-GAAP adjustments, which we do not believe to be indicative of underlying business trends, before interest expense, other non-operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA and adjusted EBITDA margin provide useful metrics for management to assess operating performance. Margins are calculated independently for each period by dividing each line item by consolidated sales for the respective period and may not sum to total margin due to rounding.
Below is a presentation of consolidated sales and a reconciliation of net income on a GAAP basis to adjusted EBITDA and net income margin on a GAAP basis to adjusted EBITDA margin:

	Q1	Q2	Q3	Q4	Total
Sales
2020	$2,254.7	$2,216.3	$2,065.2	$2,320.1	$8,856.3
2019	2,224.0	2,187.7	2,224.0	2,283.2	8,918.9

	Q1		Q2		Q3		Q4		FY2020
2020	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Net income and net income margin	$488.9	21.7%	$490.4	22.1%	$457.1	22.1%	$494.7	21.3%	$1,931.1	21.8%
Less: Loss from discontinued operations, net of tax	—	—%	(14.3)	(0.6)%	—	—%	—	—%	(14.3)	(0.2)%
Add: Interest expense	18.7	0.8%	19.3	0.9%	32.1	1.6%	39.2	1.7%	109.3	1.2%
Less: Other non-operating income (expense), net	9.1	0.4%	7.1	0.3%	8.1	0.4%	6.4	0.3%	30.7	0.3%
Add: Income tax provision	120.7	5.4%	148.5	6.7%	109.3	5.3%	99.9	4.3%	478.4	5.4%
Add: Depreciation and amortization	289.2	12.8%	294.7	13.3%	290.6	14.1%	310.5	13.4%	1,185.0	13.4%
Less: Company headquarters relocation income (expense)	—	—%	33.8	1.5%	—	—%	—	—%	33.8	0.4%
Less: India Finance Act 2020 - equity affiliate income impact	—	—%	33.8	1.5%	—	—%	—	—%	33.8	0.4%
Adjusted EBITDA and adjusted EBITDA margin	$908.4	40.3%	$892.5	40.3%	$881.0	42.7%	$937.9	40.4%	$3,619.8	40.9%

	Q1		Q2		Q3		Q4		FY2019
2019	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Net income and net income margin	$357.0	16.0%	$433.5	19.8%	$500.2	22.5%	$518.7	22.7%	$1,809.4	20.3%
Less: Income (Loss) from discontinued operations	—	—%	—	—%	—	—%	—	—%	—	—%
Add: Interest expense	37.3	1.7%	35.4	1.6%	34.2	1.5%	30.1	1.3%	137.0	1.5%
Less: Other non-operating income (expense), net	18.5	0.8%	13.7	0.6%	17.6	0.8%	16.9	0.7%	66.7	0.7%
Add: Income tax provision	132.1	5.9%	107.5	4.9%	109.3	4.9%	131.2	5.7%	480.1	5.4%
Add: Depreciation and amortization	258.0	11.6%	262.1	12.0%	269.1	12.1%	293.6	12.9%	1,082.8	12.1%
Add: Facility closure	29.0	1.3%	—	—%	—	—%	—	—%	29.0	0.3%
Add: Cost reduction actions	—	—%	—	—%	25.5	1.2%	—	—%	25.5	0.3%
Less: Gain on exchange of equity affiliate investments	—	—%	—	—%	29.1	1.3%	—	—%	29.1	0.3%
Adjusted EBITDA and adjusted EBITDA margin	$794.9	35.7%	$824.8	37.7%	$891.6	40.1%	$956.7	41.9%	$3,468.0	38.9%

	Q1		Q2		Q3		Q4		Total
2020 vs. 2019
Change GAAP
Net income $ change	$131.9		$56.9		($43.1)		($24.0)		$121.7
Net income % change	37%		13%		(9)%		(5)%		7%
Net income margin change	570	bp	230	bp	(40)	bp	(140)	bp	150	bp
Change Non-GAAP
Adjusted EBITDA $ change	$113.5		$67.7		($10.6)		($18.8)		$151.8
Adjusted EBITDA % change	14%		8%		(1)%		(2)%		4%
Adjusted EBITDA margin change	460	bp	260	bp	260	bp	(150)	bp	200	bp

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Adjusted EBITDA and Adjusted EBITDA Margin by Regional Segment
Below is a presentation of sales and a reconciliation of operating income and operating margin to adjusted EBITDA and adjusted EBITDA margin for each regional segment:

Sales	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia
Three Months Ended 30 September 2020	$912.2		$505.2		$713.7
Three Months Ended 30 September 2019	937.3		489.3		732.0

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia
GAAP MEASURES
Three Months Ended 30 September 2020
Operating income (loss)	$238.9		$123.1		$210.8
Operating margin	26.2%		24.4%		29.5%
Three Months Ended 30 September 2019
Operating income (loss)	$260.7		$120.9		$231.3
Operating margin	27.8%		24.7%		31.6%
Q4 2020 vs. Q4 2019
Operating income $ change	($21.8)		$2.2		($20.5)
Operating income % change	(8)%		2%		(9)%
Operating margin change	(160)	bp	(30)	bp	(210)	bp
NON-GAAP MEASURES
Three Months Ended 30 September 2020
Operating income (loss)	$238.9		$123.1		$210.8
Add: Depreciation and amortization	149.4		52.6		100.8
Add: Equity affiliates' income	22.2		24.6		18.6
Adjusted EBITDA	$410.5		$200.3		$330.2
Adjusted EBITDA margin	45.0%		39.6%		46.3%
Three Months Ended 30 September 2019
Operating income (loss)	$260.7		$120.9		$231.3
Add: Depreciation and amortization	128.4		49.1		108.8
Add: Equity affiliates' income	22.7		23.2		13.5
Adjusted EBITDA	$411.8		$193.2		$353.6
Adjusted EBITDA margin	43.9%		39.5%		48.3%
Q4 2020 vs. Q4 2019
Adjusted EBITDA $ change	($1.3)		$7.1		($23.4)
Adjusted EBITDA % change	—%		4%		(7)%
Adjusted EBITDA margin change	110	bp	10	bp	(200)	bp

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ADJUSTED EFFECTIVE TAX RATE
The tax impact of our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense associated with each adjustment and is primarily dependent upon the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Effective Tax Rate
	Twelve Months Ended 30 September
	2020	2019
Income Tax Provision	$478.4	$480.1
Income From Continuing Operations Before Taxes	$2,423.8	$2,289.5
Effective Tax Rate	19.7%	21.0%
Income Tax Provision	$478.4	$480.1
Facility closure	—	6.9
Cost reduction actions	—	6.7
Company headquarters relocation	(8.2)	—
India Finance Act 2020	(20.3)	—
Pension settlement loss	—	1.2
Tax reform repatriation	—	12.4
Tax reform adjustment related to deemed foreign dividends	—	(56.2)
Adjusted Income Tax Provision	$449.9	$451.1
Income From Continuing Operations Before Taxes	$2,423.8	$2,289.5
Facility closure	—	29.0
Cost reduction actions	—	25.5
Gain on exchange of equity affiliate investments	—	(29.1)
Company headquarters relocation (income) expense	(33.8)	—
India Finance Act 2020 - equity affiliate income impact	(33.8)	—
Pension settlement loss	—	5.0
Adjusted Income From Continuing Operations Before Taxes	$2,356.2	$2,319.9
Adjusted Effective Tax Rate	19.1%	19.4%